Exhibit 10.4

AMENDMENT NO. 4
TO THE
SUPPLEMENTAL RETIREMENT PLAN
FOR EMPLOYEES OF
WEBSTER BANK

The Supplemental Retirement Plan for Employees of Webster Bank, as amended and restated effective as of January 1, 2003, is hereby amended as follows:

(1) Effective as of January 1, 2007, a new paragraph is added at the end of the “General” section of the Plan to read as follows:

Notwithstanding anything else herein to the contrary, the Chief Financial Officer of the Bank who is in office on January 1, 2007: (a) shall not accrue any supplemental retirement income under the Supplemental Plan; but (b) will be eligible to receive additional supplemental transition contributions under the Supplemental Plan commencing as of January 1, 2007.

(2) Effective as of January 1, 2007, a new Section 2(i) is added to Article II of the Plan to read as follows:

(i) Notwithstanding anything else in this Article II to the contrary, the Chief Financial Officer of the Bank who is in office on January 1, 2007 will receive no Supplemental Retirement Income under the Supplemental Plan, even though he may have accrued a monthly retirement income under the Pension Plan as of the close of business on December 31, 2007.

(3) Effective as of January 1, 2007, Section 2(a) of Article III of the Plan is amended to read as follows:

(a) As of the last day of each calendar year, the amount of an eligible Employee’s Supplemental Matching Contributions will be determined. The amount of such Supplemental Matching Contributions for a calendar year will equal the sum of the following:

(i) the excess, if any, of: (A) the Employee’s adjusted matching contributions, as determined under Section 2(b) of Article III, for such calendar year; over (B) the maximum amount of matching contributions which would have been allocated for the benefit of the Employee under the 401(k) Plan for such calendar year if he or she had actually made the maximum elective deferrals permitted by the terms of the 401(k) Plan (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Sections 401(k), 401(m), 402(g), 415 and 401(a)(17));

(ii) if the eligible Employee is entitled to receive nonelective contributions under the 401(k) Plan, the excess, if any, of: (A) the Employee’s adjusted nonelective contributions, as determined under Section 2(b) of Article III, for such calendar year; over (B) the actual nonelective contributions received by the Employee during the calendar year (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Section 415 and 401(a)(17));

(iii) if the eligible Employee is entitled to receive transition contributions under the 401(k) Plan, the excess, if any, of: (A) the Employee’s adjusted transition contributions, as determined under Section 2(b) of Article III, for such calendar year; over (B) the actual transition contributions received by the Employee during the calendar year (determined in accordance with the limitations set forth in the 401(k) Plan and in Code Section 415 and 401(a)(17));

(iv) with respect to the Chairman and Chief Executive Officer of the Bank and the President of the Bank who were in office on January 1, 2004, if the Employee is entitled to receive transition contributions under the 401(k) Plan, an additional supplemental transition contribution; and

(v) with respect to the Chief Financial Officer of the Bank who is in office on January 1, 2007, for the 2007 calendar year and for any period on or after January 1, 2008 if the Employee is entitled to receive transition contributions under the 401(k) Plan, an additional supplemental transition contribution.

(4) Effective as of January 1, 2007, a new paragraph is added at the end of Section 2(b) of Article III of the Plan to read as follows:

For purposes of Section 2(a)(v) of Article III, an additional supplemental transition contribution shall be determined as follows:

(i) the additional supplemental transition contribution for the Chief Financial Officer of the Bank who was in office on January 1, 2007 shall equal ten percent (10%) of his additional supplemental transition contribution compensation; provided, however, that such Employee shall not receive an additional supplemental transition contribution for any period following the date on which he terminates employment or December 31 of the date on which he reaches age 65 (whichever occurs first); and

(ii) for purposes of determining the Employee’s additional supplemental transition contribution, his additional supplemental transition contribution compensation shall equal his base pay and any bonuses earned during the applicable period (whether or not paid during the applicable period).

(5) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendments.

Dated at Waterbury, Connecticut the            day of      , 20 .

ATTEST:	WEBSTER BANK, NATIONAL ASSOCIATION

By

Its Secretary	Title: